UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

Meru Networks, Inc.

(Exact name of registrant as specified in its charter)

001-34659

(Commission File Number)

Delaware	26-0049840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive, Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 215-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 19, 2013, the Board of Directors of Meru Networks, Inc. (“Meru”) elected Sudhakar Ramakrishna to serve as a member of the Board of Directors (the “Board”), effective as of December 19, 2013. Mr. Ramakrishna’s term will expire at the annual meeting of stockholders to be held in 2014. Initially, Mr. Ramakrishna will not be named to any of the committees of the Board. Mr. Ramakrishna was not selected as a director pursuant to any arrangement or understanding with any other person. Mr. Ramakrishna has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

On December 19, 2013, Meru and Mr. Ramakrishna entered into the standard Meru Indemnification Agreement for directors. This agreement requires Meru, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Meru to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Meru’s Form 8-K filed on July 25, 2013 and is incorporated by reference herein. Effective January 1, 2014, Mr. Ramakrishna is expected to receive standard annual Board compensation for non-employee directors upon approval of such compensation by the Board.

On December 19, 2013, Meru issued a press release announcing the appointment of Mr. Ramakrishna to the Board. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press release dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: December 19, 2013	By:	/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	Press release dated December 19, 2013.

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